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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                       January 11, 2000 (January 1, 2000)



                             Suiza Foods Corporation
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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              Delaware                             1-12755                            75-2559681
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  (STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
           INCORPORATION)
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                     2515 McKinney Avenue, LB 30, Suite 1200
                               Dallas, Texas 75201
                               -------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (214) 303-3400




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective January 1, 2000, Suiza Foods Corporation ("Suiza") entered into a joint venture with Dairy Farmers of America ("DFA") in which Suiza and DFA combined certain of their domestic fluid dairy operations into Suiza Fluid Dairy Group, L.P. (the "Venture"). DFA received a 33.8% ownership interest in the Venture in exchange for the contribution of the operations of Southern Foods Group, L.P. ("Southern Foods") and for the contribution of its investments in its other joint ventures with Suiza: Suiza GTL, LLC and Suiza SoCal, LLC. In connection with this transaction, the Venture also acquired the ownership interest in Southern Foods held by Pete Schenkel, who joined the Board of Directors of Suiza upon the closing of this transaction. Suiza received a 66.2% ownership interest in the Venture in exchange for the contribution of Suiza's domestic fluid dairy operations. The ownership interests received by Suiza and DFA were determined by negotiation between the parties. Suiza will continue to own and operate its Morningstar and Puerto Rico dairy operations outside of the Venture. This transaction will be recorded by Suiza under the purchase method of accounting. The deemed purchase price for the acquisition of Southern Foods has not been determined at this time, pending a valuation of Southern Foods.

         Simultaneously with the closing of the acquisition, the Venture entered into a new $1.61 billion credit facility and borrowed approximately $1.1 billion under this new facility. The Venture distributed a portion of the borrowings under the new credit facility to DFA and to Suiza. DFA used its portion of the distributed funds to repay certain existing obligations of Southern Foods.
Suiza used its portion of the distributed funds to repay certain existing obligations of Suiza, including to redeem $100 million aggregate stated amount of mandatorily redeemable trust issued preferred securities held by DFA. Suiza also terminated its existing senior credit facility and replaced it with a new $300 million senior credit facility.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with the Southern Foods acquisition are not included in this initial report but will be filed not later than 60 days after the date this report is required to be filed.

         (b)      Pro Forma Financial Information

                  In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the Southern Foods acquisition are not included in this initial report but will be filed not later than 60 days after the date this report is required to be filed.

         (c)      Exhibits

         4.1 Registration Rights Agreement, dated as of January 1, 2000, between Suiza Foods Corporation, Dairy Farmers of America, Inc. and Mid-Am Capital, L.L.C.

         10.1 Credit Agreement dated as of January 4, 2000 among Suiza Fluid Dairy Group, L.P. and Southern Foods Group, L.P. as Borrowers, certain domestic subsidiaries of the parent borrower, the Lenders parties thereto, First Union National Bank as Administrative Agent, Bank One, NA as Syndication Agent, Bank of America, N.A. and Fleet National Bank as Co-Documentation Agents and First Union Securities, Inc. and Bank One Capital Markets, Inc., as Co-Book Runners.

         10.2 Credit Agreement dated as of January 4, 2000 among Suiza Foods Corporation as Borrower, certain domestic subsidiaries of the Borrower as Guarantors, the Lenders parties thereto, First Union National Bank as Administrative Agent, Bank One, NA as Syndication Agent, Bank of America, N.A. and Fleet National Bank as Co-Documentation Agents, and First Union Securities, Inc. and Bank One Capital Markets, Inc., as Co-Book Runners.

         10.3 Amended and Restated Limited Partnership of Suiza Fluid Dairy Group, L.P.

         99.1     Press Release dated as of January 4, 2000.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated: January 11, 2000           SUIZA FOODS CORPORATION



                                        By: /s/ Lisa N. Tyson
                                           -------------------------------------
                                            Lisa N. Tyson
                                            Vice President and Assistant General
                                            Counsel


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                               INDEX TO EXHIBITS


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     Exhibit No.                        Description
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         4.1      Registration Rights Agreement, dated as of January 1, 2000, between Suiza Foods Corporation, Dairy Farmers of America, Inc. and Mid-Am Capital, L.L.C.

         10.1 Credit Agreement dated as of January 4, 2000 among Suiza Fluid Dairy Group, L.P. and Southern Foods Group, L.P. as Borrowers, certain domestic subsidiaries of the parent borrower, the Lenders parties thereto, First Union National Bank as Administrative Agent, Bank One, NA as Syndication Agent, Bank of America, N.A. and Fleet National Bank as Co-Documentation Agents and First Union Securities, Inc. and Bank One Capital Markets, Inc., as Co-Book Runners.

         10.2 Credit Agreement dated as of January 4, 2000 among Suiza Foods Corporation as Borrower, certain domestic subsidiaries of the Borrower as Guarantors, the Lenders parties thereto, First Union National Bank as Administrative Agent, Bank One, NA as Syndication Agent, Bank of America, N.A. and Fleet National Bank as Co-Documentation Agents, and First Union Securities, Inc. and Bank One Capital Markets, Inc., as Co-Book Runners.

         10.3 Amended and Restated Limited Partnership of Suiza Fluid Dairy Group, L.P.

         99.1     Press Release dated as of January 4, 2000.
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